Exhibit 99

1201 S. Second Street
Milwaukee, WI 53204
USA
Fax: 414.382.5560

News Release

Contact

John Bernaden Media Relations Rockwell Automation 414.382.2555	Rondi Rohr-Dralle Investor Relations Rockwell Automation 414.382.8510

Rockwell Automation Reports First Quarter 2010 Results

•	Revenue down 10 percent compared to the first quarter of fiscal 2009, and down 1 percent sequentially

•	Diluted EPS from continuing operations of $0.54

•	Company raises fiscal 2010 EPS guidance to $2.00 to $2.40

MILWAUKEE (January 27, 2010) – Rockwell Automation, Inc. (NYSE: ROK) today reported fiscal 2010 first quarter revenue of $1,067.5 million, down 10 percent compared to $1,189.2 million in the first quarter of fiscal 2009. An organic sales decline of 15.5 percent was partially offset by growth of approximately 4 percentage points from currency translation and 1 percentage point from acquisitions. Fiscal 2010 first quarter revenue was down 1 percent sequentially compared to the fourth quarter of fiscal 2009. Fiscal 2010 first quarter income from continuing operations was $77.8 million or $0.54 per share, compared to $115.6 million or $0.81 per share in the first quarter of fiscal 2009. Fiscal 2010 first quarter net income was $76.6 million or $0.53 per share, compared to $118.4 million or $0.83 per share in the first quarter of fiscal 2009.

Segment operating earnings were $136.8 million in the first quarter of fiscal 2010, down from $177.6 million in the same period of 2009. Earnings decreased primarily due to the revenue decline, partially offset by cost reductions. Segment operating margin in the first quarter of fiscal 2010 was 12.8 percent compared to 14.9 percent in the first quarter of fiscal 2009. Segment operating margin was up 5.4 points sequentially compared to the fourth quarter of fiscal 2009, or up 2.3 points sequentially excluding fourth quarter fiscal 2009 restructuring charges.

First quarter of fiscal 2010 free cash flow from continuing operations was $108.0 million. Return on invested capital was 9.5 percent.

Organic sales, total segment operating earnings, total segment operating margin, free cash flow and return on invested capital are non-GAAP measures that are reconciled to GAAP measures in the attachments to this release.

Commenting on the results, Keith D. Nosbusch, chairman and chief executive officer, said, “I am pleased by our solid performance in the first quarter. Product revenues in the quarter exceeded our expectations, and the resulting favorable revenue mix contributed to sequential margin improvement in the quarter. On a year-over-year basis, organic revenue declined in the quarter, but the rate of decline has moderated considerably, and we saw strong growth in emerging Asia. We also delivered another strong quarter of free cash flow.”

Outlook
Commenting on the outlook, Nosbusch added, “Our first quarter performance and continued improvement in the global economy seem to indicate that we are at the early stage of a recovery. However, high unemployment, historically low levels of capacity utilization and a very cautious capital spending outlook create uncertainty as to the shape of the recovery in manufacturing. Given our improved revenue baseline, we are revising our full year fiscal 2010 earnings per share guidance to $2.00 to $2.40 on a revenue range of $4.4 billion to $4.6 billion.

“We will continue to effectively manage our cost structure while appropriately investing in key technologies and growth opportunities. We are well positioned to take advantage of the recovery and we are ready to serve our customers’ needs when their automation spend increases.”

Following is a discussion of first quarter results for both segments.

Architecture & Software
Architecture & Software fiscal 2010 first quarter sales were $469.0 million, a decrease of 7 percent from $506.4 million in the first quarter of fiscal 2009. An organic sales decline of 12.7 percent was partially offset by growth of approximately 5 percentage points from currency translation. Fiscal 2010 first quarter sales were up 11 percent sequentially compared to $424.1 million in the fourth quarter of fiscal 2009. Segment operating earnings were $99.0 million in the first quarter of fiscal 2010 compared to $109.6 million in the first quarter of fiscal 2009. Architecture & Software segment operating margin was 21.1 percent in the first quarter of fiscal 2010 compared to 21.6 percent in the same period of 2009.

Control Products & Solutions
Control Products & Solutions fiscal 2010 first quarter sales were $598.5 million, a decrease of 12 percent from $682.8 million in the first quarter of fiscal 2009. An organic sales decline of 17.6 percent was partially offset by growth of approximately 4 percentage points from currency translation and 2 percentage points from acquisitions. Fiscal 2010 first quarter sales were down 8 percent sequentially compared to $650.3 million in the fourth quarter of fiscal 2009. Segment operating earnings were $37.8 million in the first quarter of fiscal 2010 compared to $68.0 million in the first quarter of fiscal 2009. Control Products & Solutions segment operating margin was 6.3 percent in the first quarter of fiscal 2010 compared to 10.0 percent in the same period of 2009.

General Corporate – Net
Fiscal 2010 first quarter general corporate net expense was $19.5 million compared to $18.1 million in the first quarter of fiscal 2009.

Income Taxes
The effective tax rate for the first quarter of fiscal 2010 was 20.0 percent, compared to 17.1 percent for the first quarter of fiscal 2009. For fiscal 2010, the Company now expects the full year tax rate to be in the range of 19 to 23 percent, subject to quarterly variability.

Conference Call
A conference call to discuss our financial results will take place at 8:30 A.M. Eastern Time on January 27. The call and related financial charts will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).

This news release contains statements (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “project”, “plan”, “expect”, “anticipate”, “will”, “intend” and other similar expressions may identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:
•	macroeconomic factors, including global and regional business conditions, the availability and cost of capital, and the cyclical nature of our customers’ capital spending, all of which may affect demand for our offerings, and currency exchange rates;
•	laws, regulations and governmental policies affecting our activities in the countries where we do business;
•	successful development of advanced technologies and demand for and market acceptance of new and existing products;
•	the availability, effectiveness and security of our information technology systems;
•	competitive product and pricing pressures;
•	disruption of our operations due to natural disasters, acts of war, strikes, terrorism or other causes;
•	intellectual property infringement claims by others and the ability to protect our intellectual property;
•	our ability to successfully address claims by taxing authorities in the various jurisdictions where we do business;
•	our ability to attract and retain qualified personnel;
•	the uncertainties of litigation;
•	disruption of our distribution channels;
•	the availability and price of components and materials;
•	successful execution of our cost productivity, restructuring and globalization initiatives; and
•	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements reflect our beliefs as of the date of filing this release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), the world’s largest company dedicated to industrial automation and information, makes its customers more productive and the world more sustainable. Headquartered in Milwaukee, Wis., Rockwell Automation employs about 19,000 people serving customers in more than 80 countries.

ROCKWELL AUTOMATION, INC.
SALES AND EARNINGS INFORMATION
(in millions, except per share amounts)

			Three Months
	Three Months Ended		Ended
	December 31,		September 30,
	2009	2008	2009
Sales
Architecture & Software (a)	$469.0	$506.4	$424.1
Control Products & Solutions (b)	598.5	682.8	650.3

Total sales (c)	$1,067.5	$1,189.2	$1,074.4

Segment operating earnings
Architecture & Software (d)	$99.0	$109.6	$36.9
Control Products & Solutions (e)	37.8	68.0	42.7

Total segment operating earnings[1] (f)	136.8	177.6	79.6

Purchase accounting depreciation and amortization	(4.6)	(5.0)	(4.4)
General corporate — net	(19.5)	(18.1)	(31.2)
Interest expense	(15.4)	(15.0)	(15.2)

Income from continuing operations before income taxes	97.3	139.5	28.8
Income tax (provision) benefit	(19.5)	(23.9)	0.1

Income from continuing operations	77.8	115.6	28.9
(Loss) income from discontinued operations	(1.2)	2.8	—

Net income	$76.6	$118.4	$28.9

Diluted earnings per share
Continuing operations	$0.54	$0.81	$0.20
Discontinued operations	(0.01)	0.02	—

Net income	$0.53	$0.83	$0.20

Average diluted shares	143.7	142.1	143.2

Segment operating margin[1]
Architecture & Software (d/a)	21.1%	21.6%	8.7%
Control Products & Solutions (e/b)	6.3%	10.0%	6.6%
Total (f/c)	12.8%	14.9%	7.4%

[1]	Total segment operating earnings and segment operating margin are non-GAAP financial measures. We believe that these measures are useful to investors as measures of operating performance. We use these measures to monitor and evaluate the profitability of our operating segments. Our measure of segment operating earnings is likely to differ from that used by other companies.

ROCKWELL AUTOMATION, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in millions)

	Three Months Ended
	December 31,
	2009	2008

Sales	$1,067.5	$1,189.2
Cost of sales	(640.7)	(718.8)

Gross profit	426.8	470.4

Selling, general and administrative expenses	(312.5)	(313.4)
Other expense	(1.6)	(2.5)
Interest expense	(15.4)	(15.0)

Income from continuing operations	97.3	139.5
Income tax provision	(19.5)	(23.9)

Income from continuing operations	77.8	115.6

(Loss) income from discontinued operations	(1.2)	2.8

Net income	$76.6	$118.4

ROCKWELL AUTOMATION, INC.
CONDENSED BALANCE SHEET INFORMATION
(in millions)

	December 31,	September 30,
	2009	2009
Assets
Cash and cash equivalents	$716.3	$643.8
Receivables	769.3	726.3
Inventories	468.7	436.4
Property, net	519.1	532.5
Goodwill and intangibles	1,138.8	1,144.1
Other assets	786.6	822.6

Total	$4,398.8	$4,305.7

Liabilities and Shareowners’ Equity
Accounts payable	$326.4	$313.3
Long-term debt	904.8	904.7
Other liabilities	1,800.2	1,771.3
Shareowners’ equity	1,367.4	1,316.4

Total	$4,398.8	$4,305.7

ROCKWELL AUTOMATION, INC.
CONDENSED CASH FLOW INFORMATION
(in millions)

	Three Months Ended
	December 31,
	2009	2008
Continuing operations:

Operating activities:
Income from continuing operations	$77.8	$115.6
Depreciation and amortization	31.7	32.3
Retirement benefits expense	21.4	11.8
Pension trust contributions	(7.3)	(7.5)
Receivables/inventories/payables	(66.6)	(11.9)
Compensation and benefits	(4.7)	(55.0)
Income taxes	27.3	5.8
Other	39.8	(42.3)

Cash provided by operating activities	119.4	48.8

Investing activities:
Capital expenditures	(13.5)	(27.4)
Proceeds from sale of property	—	1.3
Other investing activities	—	0.8

Cash used for investing activities	(13.5)	(25.3)

Financing activities:
Net issuance of short-term debt	—	75.0
Cash dividends	(41.3)	(41.0)
Purchases of treasury stock	—	(53.5)
Proceeds from the exercise of stock options	6.7	3.9
Excess income tax benefit from share-based compensation	2.1	0.4
Other financing activities	(0.2)	(0.2)

Cash used for financing activities	(32.7)	(15.4)

Effect of exchange rate changes on cash	(0.9)	(36.3)

Cash provided by (used for) continuing operations	72.3	(28.2)

Discontinued operations:
Cash provided by discontinued operations	0.2	—

Increase (decrease) in cash and cash equivalents	$72.5	$(28.2)

ROCKWELL AUTOMATION, INC.
OTHER SUPPLEMENTAL INFORMATION
(in millions)
Free Cash Flow
Our definition of free cash flow, which is a non-GAAP financial measure, takes into consideration capital investments required to maintain the operations of our businesses and execute our strategy. We account for share-based compensation under U.S.GAAP, which requires that we report the excess income tax benefit from share-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows.
In our opinion, free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one measure to monitor and evaluate performance. Our definition of free cash flow may differ from definitions used by other companies.
The following table summarizes free cash flow by quarter:

	Quarter Ended
	Dec. 31,	March 31,	June 30,	Sept. 30,	Dec. 31,
	2008	2009	2009	2009	2009

Cash provided by continuing operating activities	$48.8	$169.9	$189.9	$117.8	119.4
Capital expenditures of continuing operations	(27.4)	(18.3)	(21.8)	(30.5)	(13.5)
Excess income tax benefit from share-based compensation	0.4	0.5	0.4	1.1	2.1

Free cash flow	$21.8	$152.1	$168.5	$88.4	$108.0

Organic Sales
Our press release contains information regarding sales excluding the effect of changes in currency and organic sales, which we define as sales excluding the effect of changes in currency exchange rates and acquisitions. We believe these non-GAAP measures provide useful information to investors because they reflect regional performance from our activities without the effect of changes in currency exchange rates and/or acquisitions. We use organic sales and sales excluding the effect of changes in currency as two measures to monitor and evaluate our regional performance. We determine the effect of changes in currency exchange rates by translating the respective period’s sales using the currency exchange rates that were in effect during the prior year. When we acquire businesses, we exclude sales in the current year for which there are no comparable sales in the prior period. Organic sales growth is calculated by comparing organic sales to reported sales in the prior year. Sales are attributed to the geographic regions based on the country of destination.
The following is a reconciliation of reported sales to organic sales for the three months ended December 31, 2009 compared to sales for the three months ended December 31, 2008:

	Three Months Ended December 31,
	2009					2008
			Sales
			Excluding
		Effect of	Effect of
		Changes in	Changes in	Effect of	Organic
	Sales	Currency	Currency	Acquisitions	Sales	Sales

United States	$525.9	$(1.8)	$524.1	$(1.0)	$523.1	$641.2
Canada	69.1	(8.3)	60.8	(7.3)	53.5	66.1
Europe, Middle East, Africa	233.1	(25.0)	208.1	—	208.1	248.8
Asia-Pacific	162.1	(13.3)	148.8	(2.7)	146.1	142.3
Latin America	77.3	(3.5)	73.8	—	73.8	90.8

Total	$1,067.5	$(51.9)	$1,015.6	$(11.0)	$1,004.6	$1,189.2

The following is a reconciliation of reported sales to organic sales for our reporting segments for the three months ended December 31, 2009 compared to sales for the three months ended December 31, 2008:

	Three Months Ended December 31,
	2009					2008
			Sales
			Excluding
		Effect of	Effect of
		Changes in	Changes in	Effect of	Organic
	Sales	Currency	Currency	Acquisitions	Sales	Sales

Architecture & Software	$469.0	$(26.8)	$442.2	$—	$442.2	$506.4
Control Products & Solutions	598.5	(25.1)	573.4	(11.0)	562.4	682.8

Total	$1,067.5	$(51.9)	$1,015.6	$(11.0)	$1,004.6	$1,189.2

ROCKWELL AUTOMATION, INC.
OTHER SUPPLEMENTAL INFORMATION
(in millions)
Return On Invested Capital
Our press release contains information regarding Return On Invested Capital (ROIC), which is a non-GAAP financial measure. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate performance. Our measure of ROIC is likely to differ from that used by other companies. We define ROIC as the percentage resulting from the following calculation:
(a) Income from continuing operations, before special items, interest expense, income tax provision, and purchase accounting depreciation and amortization, divided by;
(b) average invested capital for the year, calculated as a five quarter rolling average using the sum of short-term debt, long-term debt, shareowners’ equity, and accumulated amortization of goodwill and other intangible assets, minus cash and cash equivalents, multiplied by;
(c) one minus the effective tax rate for the period.
ROIC is calculated as follows:

	Twelve Months Ended
	December 31,
	2009	2008

(a) Return
Income from continuing operations	$180.1	$536.6
Interest expense	61.3	65.2
Income tax provision	51.6	192.8
Purchase accounting depreciation and amortization	18.2	22.9
Special items	(4.0)	46.7

Return	307.2	864.2

(b) Average invested capital
Short-term debt	50.0	255.9
Long-term debt	904.7	904.2
Shareowners’ equity	1,499.2	1,773.7
Accumulated amortization of goodwill and intangibles	655.5	626.8
Cash and cash equivalents	(602.8)	(714.0)

Average invested capital	2,506.6	2,846.6

(c) Effective tax rate
Income tax provision	51.6	192.8

Income from continuing operations before income taxes	$231.7	$729.4

Effective tax rate	22.3%	26.4%

(a) / (b) * (1-c) Return On Invested Capital	9.5%	22.3%

ROCKWELL AUTOMATION, INC.
OTHER SUPPLEMENTAL INFORMATION
(in millions, except per share amounts)
Total Segment Operating Earnings and Margin Excluding Restructuring Charges
Total segment operating earnings and margin excluding restructuring charges are non-GAAP financial measures. Management believes these measures provide useful information to investors because they reflect the operating performance of the continuing business excluding restructuring charges. Management uses total segment operating earnings and margin excluding restructuring charges as measures of company performance and profitability.
Total Segment Operating Earnings and Margin Excluding Restructuring Charges are calculated as follows:

	Three Months Ended
	December 31,	September 30,
	2009	2009
Sales
Architecture & Software (a)	$469.0	$424.1
Control Products & Solutions (b)	598.5	650.3

Total (c)	$1,067.5	$1,074.4

Segment Operating Earnings
Architecture & Software	$99.0	$36.9
Control Products & Solutions	37.8	42.7

Total	$136.8	$79.6

Restructuring Charges
Architecture & Software	$—	$21.5
Control Products & Solutions	—	11.6

Total	$—	$33.1

Segment Operating Earnings Excluding Restructuring Charges
Architecture & Software (d)	$99.0	$58.4
Control Products & Solutions (e)	37.8	54.3

Total (f)	$136.8	$112.7

Segment Operating Margin Excluding Restructuring Charges
Architecture & Software (d/a)	21.1%	13.8%
Control Products & Solutions (e/b)	6.3%	8.3%
Total (f/c)	12.8%	10.5%